UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  01/11/2012

Teavana Holdings, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-35248

Delaware	20-1946316
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3630 Peachtree Road NE, Suite 1480
Atlanta, GA 30326

(Address of principal executive offices, including zip code)

(404) 995-8200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.    Regulation FD Disclosure

   On January 11, 2012, Teavana Holdings, Inc. (the "Company") issued a press release reiterating its previously issued outlook for the fourth quarter and the full fiscal year of 2011 and certain other information. As previously announced, the Company will be presenting at the 14th Annual ICR XChange conference at 11:30 a.m. Eastern Time on January 11, 2012. A live audio webcast of the presentation as well as the slide deck will be available online at www.teavana.com in the investor relations section of the website.

   The information in this Current Report is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference to such filing.

Item 9.01.    Financial Statements and Exhibits

(d)   Exhibits.

Exhibit No.   Description

99.1    Press release entitled "Teavana Holdings, Inc. Reiterates Guidance Ahead of Presentation at ICR XChange," issued by the Company on January 11, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Teavana Holdings, Inc.

Date: January 11, 2012	By:	/s/ David V. Christopherson
David V. Christopherson
Vice President & General Counsel

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Teavana Holdings, Inc. Reiterates Guidance Ahead of Presentation at ICR XChange